SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported):    October 17, 2003

MAGNETEK, INC.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-10233	95-3917584
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 WILSHIRE BOULEVARD SUITE 850 LOS ANGELES, CALIFORNIA 90024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 208-1980

Item 5.             Other Events.

On October 17, 2003, Magnetek, Inc. (the “Company”) consummated the issuance of 4,200,000 new shares of the Company’s common stock to a small number of institutional and other accredited investors (“Investors”) at a discount of 8% from the $5.10 closing price of the stock on the New York Stock Exchange on October 8, 2003.  The Company has agreed to register the shares of common stock for resale.

The shares issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the shares may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.  The registration rights agreements include registration rights provisions that require the Company to prepare and file with the Securities and Exchange Commission, as soon as practicable after the closing date, a registration statement under the Securities Act of 1933 for the purpose of registering for resale, the shares of the Company’s common stock that were sold in the private placement pursuant to the stock purchase agreement.

The private placement was made by the Company with a selling agent, and the opportunity to participate in the private placement was available to a very limited group of accredited investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the form of stock purchase agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference and the forms of registration rights agreements, which are attached hereto as Exhibits 4.2 and 4.3 and incorporated herein by reference.

Item 7.             Financial Statements, Pro Forma Financial Information and Exhibits.

c.                                                 Exhibits

Pursuant to General Instruction F of Form 8-K, the following documents are incorporated by reference herein and attached as exhibits hereto:

Exhibit Number	Description

4.1	Form of Stock Purchase Agreement between the Company and Investors.

4.2	Form of Registration Rights Agreement between the Company and Investors.

4.3	Form of Registration Rights Agreement between the Company and NASD Affiliated Investors.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2003
	By:	/s/ David Reiland
David Reiland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Stock Purchase Agreement between the Company and Investors.

4.2	Form of Registration Rights Agreement between the Company and Investors.

4.3	Form of Registration Rights Agreement between the Company and NASD Affiliated Investors.